UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11013 West Broad Street, Glen Allen, Virginia 23060

(Address of principal executive offices)

(804) 327-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	– Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I. Establishment of 2007 Annual Incentive Award Criteria

On February 26, 2007, the Compensation and Organization Development Committee of the Board of Directors (the “Committee”) of MeadWestvaco Corporation (the “Company”) established criteria for annual incentive awards under the Company’s 2005 Performance Incentive Plan (approved by the company’s shareholders on April 25, 2005, the “Plan”). Certain designated employees, including all the Company’s senior executive officers, participate in the Plan and are eligible to receive an annual incentive award under the Plan.

Under the annual portion of the Plan, the Committee established target objectives under the following performance criteria and assigned the weightings set forth below.

1. Earnings Before Interest and Taxes (EBIT)	45%
2. Free Cash Flow	35%
3. Cumulative General and Administrative (G&A) Cost Savings	20%

Payments under the annual incentive portion of the Plan for 2007 are subject to the additional requirement that the Company generate sufficient cash to cover dividends paid and capital needed to maintain equipment, and comply with safety and environmental standards.

The minimum payout under the annual incentive portion of the Plan for the 2007 calendar year is determined by plan formula and could be 0% of the participant’s target. Possible payouts range from 50% of target for threshold performance to 200% of target for stretch performance. With respect to performance below the target level, payouts will be based on the Company’s proportional progress made toward the target. However, there shall be no payout for performance below the threshold level. The maximum award possible under the annual incentive portion of the Plan is 200% of the participant’s target. Individual annual target amounts for each of our senior executive officers ranges from 55-110% of base salary and are payable in a lump sum.

II. Establishment of 2007 Long-Term Incentive Award Criteria (performance-based restricted stock units and non-qualified stock options)

Under the long-term portion of the Plan, the Committee established a three-year performance period beginning January 1, 2007 and ending December 31, 2009 (the “Performance Period”), with the following performance objectives and assigned the weightings set forth below.

1. Return on Invested Capital (ROIC)	70%
2. Revenue from New Products (% of Total Revenue)	30%

The Company’s senior executive officers, as well as other designated employees, are eligible for long-term incentive awards under the Plan. These long-term awards, which are delivered in performance-based restricted stock units valued at February 26, 2007 (the “Grant Date”), are subject to (i) a three-year vesting restriction expiring on the third anniversary of the Grant Date and (ii) the satisfaction of the performance objectives during the Performance Period. The minimum payout under the long-term portion of the Plan is zero. Payouts for performance below the target level will be based on the Company’s proportional progress made toward the target, however, there shall be no payout below the threshold level. The maximum award possible under the long-term portion of the Plan is 200% of the participant’s target.

These potential long-term awards were granted under the Plan using the Form of Award Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The description of these awards is qualified in its entirety by reference to the Form of Award Agreement. In recognition of the at-risk nature of long-term compensation, the individual aggregate long-term target awards, when combined with the non-qualified stock options grants for our senior executive officers range from 150%-450% of base salary.

The performance based restricted stock units are subject to Committee review and exercise of negative discretion based on performance levels achieved. These potential long-term awards would be payable in 2010.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	MeadWestvaco Corporation – Form of Award Agreement - Performance-based Restricted Stock Unit Awards

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

By:	/s/ John J. Carrara
John J. Carrara
Assistant Secretary

Date: March 2, 2007

Exhibit Index

Exhibit Number	Description
10.1	MeadWestvaco Corporation – Form of Award Agreement - Performance-based Restricted Stock Unit Awards